SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 18, 2005

ICT Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-29805	13-4070586
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

181 Westchester Avenue, Port Chester, New York, New York 10573

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (914) 937-3900

N/A

(Former name or former address, if changed since last report.)

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 18, 2005, the Registrant received from Joshua Shainberg, former President and a director of the Registrant, a letter in response to the Registrant’s Current Report on Form 8-K filed on August 17, 2005. Mr. Shainberg’s e-mail is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
99.1	E-mail, dated August 18, 2005, from Joshua Shainberg to the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICT TECHNOLOGIES, INC.

Dated: August 19, 2005	By:	/s/ Vasilios Koutsobinas
Name: Vasilios Koutsobinas
Title: Chairman & Chief Executive Officer

EXHIBITS

Exhibit No.	Description
99.1	E-mail, dated August 18, 2005, from Joshua Shainberg to the Registrant.